UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2022

Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Drive, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3000 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 10, 2022, Horizon Global Corporation (the “Company”) entered into a Consent and First Amendment to Credit Agreement (the “Term Loan Amendment”), which amends the Term Loan Credit Agreement, dated as of February 2, 2021 (as previously amended, the “Existing Term Loan Agreement” and the Existing Term Loan Agreement as amended by the Amendment, the “Amended Term Loan Agreement”), with Atlantic Park Strategic Capital Fund, L.P. (“Atlantic Park”), as administrative agent and collateral agent, and the lenders party thereto (the “Lenders”). The Amendment provides for a delayed draw term loan facility in the aggregate principal amount of $35,000,000 (the “First Amendment Delayed Draw Term Loan”), which may be drawn by the Company in one installment through June 30, 2022. A ticking fee in the amount of 25 basis points per annum will accrue on the undrawn portion of the delayed draw term loan commitments. The Company has borrowed the First Amendment Delayed Draw Term Loan in full.

Additionally, the Term Loan Amendment amends the Existing Term Loan Agreement to, among other things, modify certain negative covenants and other provisions of the Existing Term Loan Agreement.

Interest on the term loans, including the First Amendment Delayed Draw Term Loans, under the Amended Term Loan Agreement (the “Term Loans”) accrues at the Company’s election at the customary eurocurrency rate plus a margin of 7.50% per annum or at the customary base rate plus a margin of 6.50% per annum. No amortization payments are required under the Amended Term Loan Agreement prior to maturity. All outstanding borrowings made under the Amended Term Loan Agreement mature on February 2, 2027. The Amended Term Loan Agreement includes, among other customary affirmative and negative covenants, a maximum total net leverage ratio requirement that commences on March 31, 2023.

Additionally, on February 10, 2022, the Company entered into the Limited Consent and Seventh Amendment to Loan and Security Agreement (the “ABL Amendment”) to amend the Loan and Security Agreement, dated as of March 13, 2020 (the “ABL Credit Agreement”), among Horizon Global Americas Inc. and Cequent Towing Products of Canada Ltd., as borrowers, the Company and certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto and Encina Business Credit, LLC, as administrative agent for such lenders, as amended from time to time. The ABL Amendment, among other modifications, permitted the Borrower to enter into the Term Loan Amendment and modified certain covenants and other provisions under the ABL Credit Agreement.

Item 2.02    Results of Operations and Financial Condition.
The Company issued a press release on February 10, 2022 announcing, among other things, certain preliminary financial information for the fourth quarter and full year ended December 31, 2021. A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933 (the "Securities Act") or the Exchange Act.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Term Loan Amendment and the First Amendment Delayed Draw Term Loan set forth above under Item 1.01 is incorporated by reference into this Item 2.03

Item 3.02    Unregistered Sales of Equity Securities.

In connection with the entry into the Term Loan Amendment, the Company issued warrants (the “Warrants”) to APSC Holdco II, L.P., an affiliate of Atlantic Park, to purchase in the aggregate up to 975,000 shares of the Company’s common stock (“Common Stock”) with an exercise price of $9.00 per share, subject to adjustment as provided in the Warrants. The Warrants are exercisable at any time prior to February 10, 2027. However, the Warrants may not be exercised and shares of Common Stock may not be issued pursuant to the Warrants unless and until the Company obtains stockholder approval permitting the issuance of such shares of Common Stock in accordance with the rules of the New York Stock Exchange.

The offer and sale of the securities described above were made only to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws.

Item 8.01    Other Events.

On February 10, 2022, the Company executed a commitment letter with Corre Partners Management, LLC (together with certain investment funds for which it acts as investment manager, “Corre”) pursuant to which Corre committed to purchase, solely at the Company’s option, shares of a new series of the Company’s preferred stock to be authorized pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “New Preferred Stock”) that would result in gross cash proceeds to the Company of up to $40,000,000. The proceeds of the sale of any New Preferred Stock would be used by the Company to repay a portion of the Company’s 2.75% Convertible Senior Notes due July 1, 2022 and for working capital and general corporate purposes. The commitment letter expires on July 1, 2022.

If issued, the New Preferred Stock would (i) accrue dividends in kind at a rate of 11.0% per annum, subject to increase upon the occurrence of certain events, (ii) be perpetual, but subject to voluntary redemption by the Company at its option and subject to mandatory redemption upon a change in control or the one-year anniversary of the maturity of the Term Loans and (iii) be convertible into Common Stock, at Corre’s option and subject to stockholder approval, if the New Preferred Stock is not redeemed after the repayment of the Term Loans or after the occurrence of certain events.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release dated February 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	February 10, 2022	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary